PROMISSORY NOTE
$150,000                                                  Dated:  June 30, 1999


                  FOR VALUE RECEIVED, the undersigned, Jack Stinnett, an individual residing at _____________________ (the "Borrower"), HEREBY PROMISES TO PAY to the order of Morris Material Handling, Inc. (the "Lender") on the dates set forth herein the principal amount of ONE HUNDRED FIFTY THOUSAND U.S. DOLLARS (US$150,000) in lawful money of the United States of America ("U.S. Dollars" or "US$") and in same day funds or by certified check.

                                   ARTICLE I.

                                   DEFINITIONS

                  SECTION 1.1. Certain Defined Terms. As used in this Note, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "Board" means the Board of Directors of the Lender.

     "Borrower" has the meaning specified in the recital of parties to this Note.

     "Business Day" means a day of the year on which banks are not required or authorized to close in Milwaukee, Wisconsin.

     "Employment Agreement" means the Employment Agreement between the Borrower and the Lender dated January 27, 1999 which sets forth the terms of the Borrower's employment with the Lender.

     "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

     "Lender" has the meaning specified in the recital of parties to this Note.

     "LoanDocuments" means this Note and the Security Agreement, in each case as amended or modified from time to time.

     "Prime Rate" means [Rate].

     "Security Agreement" means a pledge, assignment and security agreement entered into by the Borrower for the benefit of the Lender, in substantially the form of Exhibit A hereto, as such agreement may be amended or modified from time to time.

     "Termination Date" means the earlier of (a) June 30, 2009 or (b) the date the Loan becomes due and payable hereunder pursuant to Section 2.4 or 5.1.

     SECTION 1.2. Computation of Time Periods. In this Note in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding."

     SECTION 1.3. Other Terms. All other terms not defined in this Note shall have the meaning assigned such terms in the Employment Agreement.


                                   ARTICLE II.

                          AMOUNT AND TERMS OF THE LOAN

     SECTION 2.1. The Loan. The Lender agrees, on the terms and conditions hereinafter set forth, to make a loan (the "Loan") to the Borrower on the date hereof in the amount set forth above in U.S. Dollars and in same day funds.

     SECTION 2.2. Repayment. The Borrower shall repay the unpaid principal amount of the --------- Loan on the Termination Date.

     SECTION 2.3. Interest. The Borrower shall pay interest on the unpaid principal amount of this Note from the date of this Note until this Note shall be paid in full at a rate per annum equal at all times to the Prime Rate, payable in arrears and in a lump sum on the Termination Date.

     SECTION 2.4. Mandatory Prepayments. The Borrower shall, on the next succeeding Business Day following the Borrower's failure to be in the Lender's employ (x) as a result of a termination of employment for Cause, (y) by reason of the Borrower's death or a resignation of employment other than for Good Reason or (z) as a result of the Borrower giving Lender notice of non-renewal under Section 1.1 of the Employment Agreement, prepay the outstanding principal amount of the Loan and pay accrued interest to the date of such prepayment on the entire principal amount of the Loan outstanding as of such date; provided however that the Borrower shall be considered to be in the Lender's "employ" during any period of the Borrower's Disability.

     SECTION 2.5. Voluntary Prepayments. The Borrower may prepay, in whole or in part, the principal amount of this Note and any interest thereon at any time, without penalty.

     SECTION 2.6. Payments and Computations. The Borrower shall make each payment hereunder not later than 3:00 P.M. (Milwaukee time) on the day when due in U.S. Dollars to the Lender at its address referred to in Section 6.2 in same day funds. All computations of interest shall be made by the Lender on the basis of a year of 365 or 366 days, as the case may be, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

     SECTION 2.7. Payment on Non-Business Days. Whenever any payment under any Loan Document shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest.


                                  ARTICLE III.

                              CONDITIONS OF LENDING

     SECTION 3.1. Conditions Precedent to the Loan. The obligation of the Lender to make the Loan hereunder is subject to the conditions precedent that the Lender shall have received on or before the date of such Loan the following, dated such day, in form and substance satisfactory to the Lender:

     (a)  The Security Agreement, together with:

     (i) financing statements, in proper form for filing under the Uniform Commercial Code of all jurisdictions that the Lender may deem necessary or desirable in order to perfect the security interests created by the Security Agreement,

     (b) the Lender shall have received such other approvals or documents as the Lender may reasonably request.

                                   ARTICLE IV.

                            COVENANTS OF THE BORROWER

     SECTION 4.1. Affirmative Covenants. So long as this Note shall remain unpaid, the Borrower will, unless the Lender shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, paying before the same become delinquent all taxes, assessments and governmental charges imposed upon the Borrower or upon the property of the Borrower except to the extent contested in good faith.

     (b)  Reporting Requirements. Furnish to the Lender:

     (i) as soon as possible and in any event within five days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default, continuing on the date of such statement, a statement of the Borrower setting forth details of such Event of Default or event and the action which the Borrower has taken and proposes to take with respect thereto; and

     (ii) such other information respecting the condition or operations, financial or otherwise, of the Borrower as the Lender may from time to time reasonably request.

                                   ARTICLE V.

                                EVENTS OF DEFAULT

     SECTION 5.1. Events of Default. If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Borrower shall fail to pay any principal of, or interest on, this Note or any other amount under any other Loan Document, including, but not limited to, any mandatory prepayments, within 30 days after the same becomes due and payable;

     (b) The Borrower shall fail to perform or observe (i) any term, covenant or agreement contained in Section 4.1 or (ii) any other term, covenant or agreement contained in any Loan Document on the part of the Borrower to be performed or observed if such failure shall remain unremedied for 30 days after written notice thereof shall have been given to the Borrower by the Lender;

     (c) The Borrower shall admit in writing his inability to pay his debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower seeking to adjudicate the Borrower bankrupt or insolvent, or seeking liquidation, protection, relief, or composition of the Borrower or of his debts under any law relating to bankruptcy, insolvency or relief of debtors, or seeking the entry of an order for relief for the Borrower or for any substantial part of his property and, in the case of any such proceeding instituted against the Borrower (but not instituted by the Borrower), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against the Borrower or for any substantial part of his property) shall occur;

     (d) Any judgment or order for the payment of money in excess of $100,000 shall be rendered against the Borrower and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

     (e) Any provision of the Security Agreement after delivery thereof pursuant to Section 3.1 shall for any reason cease to be valid and binding on the Borrower,

     (f) The Security Agreement after delivery thereof pursuant to Section 3.1 shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in any of the collateral purported to be covered thereby;

     (g) The Borrower shall die; or

     (h) The Borrower shall be terminated for Cause, resign without Good Reason or provide notice of non-renewal under Section 1.1 of the Employment Agreement; then, and in any such event, the Lender may, by notice to the Borrower, declare this Note, all interest thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that in the event of the death of the Borrower or in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

                                   ARTICLE VI.

                                  MISCELLANEOUS

     SECTION 6.1. Amendments, Etc. No amendment or waiver of any provision of this Note, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 6.2. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Borrower, at its address as indicated in the recital of parties to this Note; and if to the Lender, at its address at Chartwell
Investments Inc., Attn: Michael Shein; or, as to each party, at such other address and to such other individual as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively.

     SECTION 6.3. No Waiver; Remedies. No failure on the part of the Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in the Loan Documents are cumulative and not exclusive of any remedies provided by law.

     SECTION 6.4. Binding Effect. This Note shall (a) be binding upon the Borrower and his personal representatives, estate, heirs, devisees, legatees and assigns, (b) inure to the benefit of the Borrower and his assigns and (c) be binding upon and inure to the benefit of the Lender and its respective successors and assigns, except that the Borrower shall not have the right to assign his rights hereunder or any interest herein without the prior written consent of the Lender.

     SECTION 6.5. Governing Law. This Note shall be governed by, and construed in accordance with, the laws of the State of New York.



     IN WITNESS WHEREOF, the Borrower has executed and the Lender has caused this Note to be executed by its officer thereunto duly authorized, in each case, as of the date first above written.


                                                     /s/Jack Stinnett
                                                     Jack Stinnett, as Borrower

CONSENTED TO AND ACKNOWLEDGED:
MORRIS MATERIAL HANDLING, INC.
as Lender


By:      ________________________________
         Name:
         Title:

                            Form of Spousal Consent

         The undersigned, spouse of Jack Stinnett, a holder of interests in Niles L.L.C., a Delaware limited liability company (the "Company"), executing the foregoing Promissory Note and Pledge, Assignment and Security Agreement, hereunto subscribes her name in evidence of her agreement and consent to the pledge of interests of the Company referred to in the foregoing Promissory Note and Pledge, Assignment and Security Agreement, and to all other provisions thereof.

         Effective as of June 30, 1999.

                                                              Name: